Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 13, 2014 (this “Second Amendment”), by and among MODUSLINK GLOBAL SOLUTIONS, INC., a Delaware corporation (“ModusLink Global”), MODUSLINK CORPORATION, a Delaware corporation (“ModusLink”), and MODUSLINK PTS, INC., a Delaware corporation (collectively, with ModusLink and ModusLink Global, the “Borrowers”), the financial institutions identified on the signature pages hereof as lenders (collectively, with their respective successors and assigns, the “Lenders” and each a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION as administrative agent for the Lenders (in such capacity, the “Agent”).

The Borrowers, Lenders and Agent are parties to that certain Credit Agreement, dated as of October 31, 2012, as amended by that certain First Amendment to Credit Agreement dated December 18, 2013 (as so amended, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain financial accommodations to the Borrowers.

The Borrowers, the Agent and the Lenders wish to amend certain provisions of the Credit Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1. Definitions. Except as otherwise defined in this Second Amendment, terms defined in the Credit Agreement are used herein as defined therein.

2. Amendments to Credit Agreement.

(a) Section 2.4(e)(iv) of the Credit Agreement is hereby amended by adding the phrase “and other than Indebtedness permitted under clause (v) of the definition of Permitted Indebtedness” immediately after the phrase “other than Permitted Indebtedness incurred by a Subsidiary of a Borrower that is not a Loan Party”.

(b) Section 2.4(e)(v) of the Credit Agreement is hereby amended by adding the phrase “(other than the issuance of the Convertible Notes and the issuance of any Equity Interests of ModusLink Global pursuant to the conversion of the Convertible Notes in accordance with the terms thereof as in effect on the Second Amendment Effective Date)” immediately after the phrase “the date of the issuance by any Borrower or any of its Subsidiaries of any Equity Interests”.

(c) Section 6.6(a)(i) of the Credit Agreement is hereby amended in its entirety as follows:

“optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances and (C) the conversion of the Convertible Notes into Equity Interests of ModusLink Global (and cash in lieu of any fractional share otherwise due upon such conversion) in accordance with the terms thereof, or”

(d) Section 6.6(b)(i) of the Credit Agreement is hereby amended in its entirety as follows:

“any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness, and (D) Indebtedness permitted under clause (v) of the definition of Permitted Indebtedness so long as, in the case of clause (D), such amendment, modification or change does not:

(1) increase the aggregate outstanding principal amount of the Convertible Notes to an amount in excess of the sum of the initial aggregate principal amount of the Convertible Notes set forth in the Indenture as in effect on the Second Amendment Effective Date plus fifteen percent (15%) of such initial aggregate principal amount,

(2) make the scheduled final maturity date of the Convertible Notes earlier than March 1, 2019,

(3) make the ranking of the Indebtedness under the Convertible Notes senior (as a result of any contractual or structural subordination, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the Obligations under this Agreement,

(4) grant any security interest with respect to the Convertible Notes or cause the Convertible Notes to be secured by any collateral, except to the extent such security interest (and the pledge of the related collateral) constitutes a Permitted Lien,

(5) increase the interest rate with respect to the Convertible Notes above 10% (excluding the imposition of a default rate),

(6) make the first possible redemption date for the Convertible Notes earlier than March 6, 2017,

(7) permit or require any other cash payments on the Convertible Notes (including upon a conversion of the Convertible Notes but excluding any cash in lieu of any fractional share due upon conversion of the Convertible Notes) other than those set forth in the Convertible Notes and Convertible Notes Indenture on Second Amendment Effective Date; provided, that this clause (7) shall not prohibit the solicitation of, or approval by, the stockholders of ModusLink Global to allow cash payments upon a conversion of the Convertible Notes,

(8) change the “Fundamental Change” definition set forth in the Convertible Notes and the Convertible Notes Indenture,

(9) add any borrowers, guarantors or other obligors under the Convertible Notes or Convertible Notes Indenture other than ModusLink Global, or

(10) include any restrictions on the ability of the Borrowers or any of their Subsidiaries to incur additional Indebtedness under or otherwise amend this Agreement or any of the other Loan Documents.

(e) Section 6.7 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (b) thereof, (ii) deleting the “.” at the end of clause (c) thereof, and (iii) inserting the following clauses (d) and (e) after clause (c):

“(d) ModusLink Global may make scheduled payments of accrued interest when due under the Convertible Notes; and

(e) ModusLink Global may deliver its Equity Interests (and cash in lieu of any fractional share) due upon conversion of the Convertible Notes.”

(f) Section 6.12 of the Credit Agreement is hereby amended by inserting the phrase “and except for the issuance of the Convertible Notes and the conversion of the Convertible Notes into Equity Interests of ModusLink Global in accordance with the terms thereof” immediately after the phrase “Administrative Borrower” in the first line thereof.

(g) Schedule 1.1 of the Credit Agreement is hereby amended to include the following definitions of “Convertible Notes”, “Convertible Notes Indenture” and “Second Amendment Effective Date” in the proper alphabetical order:

“Convertible Notes” means those certain 5.25% Convertible Senior Notes due 2019 issued by ModusLink Global in an aggregate original principal amount not to exceed $100,000,000.

“Convertible Notes Indenture” means that certain Indenture dated as of March 18, 2014 between ModusLink Global and Wells Fargo Bank, National Association, relating to the Convertible Notes.

“Second Amendment Effective Date” means March 18, 2014.

(h) The definition of “Permitted Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (t) thereof, (ii) deleting the “.” at the end of clause (u) thereof and inserting the phrase “, and” in lieu thereof, and (iii) inserting the following clause (v) after clause (u):

“(v) unsecured Indebtedness evidenced by the Convertible Notes.”

(i) The definition of “Restricted Payment” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c) thereof, (ii) deleting the “.” at the end of clause (d) thereof and inserting the phrase “, and” in lieu thereof, and (iii) inserting the following clause (e) after clause (d):

“(e) make, or cause or suffer to permit any Borrower or any of its Subsidiaries to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness evidenced by the Convertible Notes.”

3. Representations and Warranties. Each Borrower represents and warrants to the Agent and Lenders that:

(a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (2) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and as if each reference therein to “this Agreement” or the “Credit Agreement” or the like included reference to this Second Amendment and the Credit Agreement as amended hereby;

(b) the execution, delivery, and performance by such Borrower of this Second Amendment and the other documents executed and delivered in connection herewith to which it is a party have been duly authorized by all necessary action on the part of such Borrower;

(c) the execution, delivery, and performance by such Borrower of this Second Amendment and the other documents executed and delivered in connection herewith to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; and

(d) each of this Second Amendment and the other documents executed and delivered in connection herewith has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction in the Agent’s discretion of the following conditions precedent:

(a) The Agent shall have received a counterpart of this Second Amendment, which shall be in form and substance satisfactory to it, duly executed by the Borrowers;

(b) the Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Second Amendment;

(c) the representations and warranties in this Second Amendment, the Credit Agreement and the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date hereof, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (2) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects; and

(d) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to this Second Amendment.

5. Conditions Subsequent. The failure of the Borrowers to fulfill any of the conditions subsequent set forth below by the date set forth therein will result in an immediate Event of Default which will result in all Obligations, whether evidenced by the Credit Agreement, by any of the other Loan Documents, or otherwise, to become due and payable unless waived by the Agent and Lenders, in their sole discretion:

(a) Within 4 days of the Second Amendment Effective Date, the Agent shall have received executed copies of the Convertible Notes, Convertible Notes Indenture and all related documents, each of which shall be in form and substance satisfactory to it, and the offering contemplated thereby shall have been completed, provided that such documents shall be deemed to be in form and substance satisfactory to the Agent if, when compared to the versions of such documents last provided by Borrowers to Agent prior to the Second Amendment Effective Date, such documents do not contain any changes that are either (i) prohibited by Section 6.6(b)(i) of the Credit Agreement, as amended hereby, or (ii) otherwise adverse (as determined by Agent in its reasonable discretion) to the interests of Wells Fargo National Bank, National Association, as Agent and Lender under the Credit Agreement.

6. Effect on Loan Documents. The Credit Agreement (as amended hereby) and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein or in any amendment to any other Loan Document executed or delivered on the date hereof, the execution, delivery, and performance of this Second Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Agent or Lenders under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each Borrower and each Subsidiary thereof hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party.

7. No Novation; Entire Agreement. This Second Amendment evidences solely the amendment of the terms and provisions of the obligations of each Borrower and its Subsidiaries under the Loan Documents and is not a novation or discharge thereof. There are no other understandings, express or implied, among the Borrowers, their Subsidiaries and the Agent and Lenders regarding the subject matter hereof or thereof.

8. Choice of Law. The validity of this Second Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

9. Counterparts; Electronic Execution. This Second Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Second Amendment. Any party delivering an executed counterpart of this Second Amendment by facsimile or other electronic means also shall deliver a manually executed counterpart of this Second Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

10. Construction. This Second Amendment is a Loan Document. This Second Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Second Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement. Upon and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first above written.

MODUSLINK GLOBAL SOLUTIONS, INC., as Borrower

By:	/s/ Brian J. O’Donnell
Name:	Brian J. O’Donnell
Title:	Treasurer

MODUSLINK CORPORATION, as Borrower

By:	/s/ Brian J. O’Donnell
Name:	Brian J. O’Donnell
Title:	Treasurer

MODUSLINK PTS, INC., as Borrower

By:	/s/ Brian J. O’Donnell
Name:	Brian J. O’Donnell
Title:	Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Willis A. Williams
Name:	Willis A. Williams
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]